Exhibit 23


                      Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of Vishay Intertechnology, Inc. of our report dated February 8, 1995 (except for Note 13, as to which the date is March 3, 1995), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
May 25, 1995


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